UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2020 (January 21, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, the Board of Directors, or the Board, of On Track Innovations Ltd., or the Company, appointed Mr. Michael Shanahan, effective as of January 23, 2020, as a director on the Board, to serve until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s Articles of Association. As a director of the Company, Mr. Shanahan will be entitled to the same cash and equity compensation payable to the other non-executive directors of the Company, subject to the approval of the Company’s shareholders.

Mr. Shanahan, age 65, has served as owner and managing partner at Shanahan Law Firm since 2006. From 1988 to 1998, Mr. Shanahan served as an associate and then partner at the Seattle, Washington law firm, Bauer Moynihan & Johnson. From 1998 to 2003, Mr. Shanahan served as Vice President of administration and general counsel for Western Pioneer, Inc., and from 2003 to 2006, as Vice President of administration and general counsel for Blue North Fisheries, Inc., both companies in the fishing industry. In addition, since 1997, Mr. Shanahan has served as an adjunct professor at the Seattle University Law School. Mr. Shanahan holds a J.D. from the Seattle University School of Law and a B.A. from the University of Washington.

The appointment of Mr. Shanahan as a director of the Company was made pursuant to the provisions of the share purchase agreement, or the Share Purchase Agreement, dated December 23, 2019, by and among the Company, Jerry L. Ivy, Jr. Descendants’ Trust, or Ivy, Mr. William C. Anderson III and Mr. James Scott Medford, relating to a private placement of an aggregate of up to 12,500,000 ordinary shares, the entry into which was reported on the Current Report on Form 8-K filed by the Company on December 26, 2019. Pursuant to the Share Purchase Agreement, among other things, the Board agreed to appoint one representative to the Board, designated by Ivy, and accordingly, appointed Mr. Shanahan, who is Ivy’s designee, as a director. Other than the understanding mentioned above, Mr. Shanahan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Shanahan does not have a family relationship with any member of the Board or any executive officer of the Company. It has not yet been determined if Mr. Shanahan will be appointed to any committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 27, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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